Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”) is made and  entered  into  as  of  this  29th day  of  December, 2015, by and among Lilis Energy, Inc., a Nevada corporation (“Lilis”), Lilis Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Lilis (“Merger Sub”), Brushy Resources, Inc., a Delaware corporation (“Brushy”), and SOSventures, LLC (the “Stockholder”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Brushy, Lilis, and Merger Sub, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), which provides, among other things, that Merger Sub will be merged with and into Brushy (the “Merger”), with Brushy surviving the Merger as a wholly owned direct subsidiary of Lilis;

WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner or record owner of the number Shares (as defined below) as set forth on the signature page hereto;

WHEREAS, it is a condition to the consummation of the Merger that Brushy obtain the affirmative vote of the holders of a majority of the outstanding Shares for (i) the adoption of the Merger Agreement and (ii) the approval of the Merger and the other transactions contemplated by the Merger Agreement; and

WHEREAS, as a condition to the willingness of Brushy, Lilis and Merger Sub to enter into the Merger Agreement, and in order to induce Brushy, Lilis and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Capitalized Terms. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

1.2 Other Definitions. For purposes of this Agreement:

(a) “Beneficially Own”, “Beneficial Ownership” or “beneficial owner” with respect to any Shares means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who are affiliates of such Person and who together with such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act, but excluding any Owned Shares that may be owned by employees of Stockholder or its affiliates in their capacity as directors of Brushy.

(b) “Shares” means shares of Brushy Common Stock.

(c) “Owned Shares” means, collectively, all (i) Shares and other voting securities of Brushy held of record or Beneficially Owned by the Stockholder as of the date hereof, (ii) Shares that become owned (whether Beneficially Owned or of record) by the Stockholder, whether upon the exercise of Brushy Options or Brushy Warrants, conversion of convertible securities or otherwise, after the execution of this Agreement, and (iii) other voting securities of Brushy (whether acquired heretofore or hereafter).

(d) “Warrant Shares” means the warrant owned by the Stockholder to purchase up to 2,542,397 Shares.

ARTICLE II

TRANSFER AND VOTING OF SHARES

2.1 No Transfer of Shares. The Stockholder shall not, directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of the Owned Shares or any interest in the Owned Shares, (b) deposit the Owned Shares or any interest in the Owned Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of his, her or its Shares or grant any proxy or power of attorney with respect thereto or (c) enter into any contract, commitment, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer or other disposition (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of any of the Owned Shares (any such action in clause (a), (b) or (c) above, a “transfer”). Notwithstanding anything to the contrary in the foregoing sentence, this Section 2.1 shall not prohibit a transfer of Owned Shares by the Stockholder if (a) the Stockholder is an individual, (i) to any member of such Stockholder’s immediate family or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, or (ii) upon the death of the Stockholder to such Stockholder’s heirs, or (b) the Stockholder is a partnership or limited liability company, to one or more partners or members of such Stockholder or to an affiliate under common control with such Stockholder, as applicable; provided, however, that in each case a transfer shall be permitted only if as a condition precedent to the effectiveness of such transfer, the transferee agrees in a writing, satisfactory in form and substance to Brushy and Lilis, to be bound by all of the terms of this Agreement.

2.2 Vote in Favor of the Merger and Related Matters. The Stockholder, solely in the Stockholder’s capacity as a stockholder of Brushy (and not, if applicable, in the Stockholder’s capacity as an officer or director of Brushy), irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Date (as defined below), at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of Brushy (a “Stockholder Meeting”), or in connection with any action by written consent of the stockholders of Brushy, the Stockholder shall:

(a) appear at each such meeting or otherwise cause all of the Owned Shares to be counted as present thereat for purposes of calculating a quorum;

(b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all of the Owned Shares: (i) in favor of, and will otherwise support, the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, including, but not limited to, any stockholder vote required by Brushy Organizational Documents, applicable exchange rules, or the applicable laws of any state, (ii) in favor of any other matter reasonably relating to the consummation or facilitation of, or otherwise in furtherance of, the transactions contemplated by the Merger Agreement and (iii) except for the Merger and the Merger Agreement, against, and not otherwise support, any competing transaction or any other action, agreement or transaction submitted for approval of Brushy stockholders that is intended, or would reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement, including any extraordinary transaction, including any merger, consolidation, sale of assets, recapitalization or other business combination involving Brushy or any of its Subsidiaries or any other action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Brushy under the Merger Agreement or that would reasonably be expected to result in any of the conditions to Brushy’s obligations under the Merger Agreement not being fulfilled or satisfied.

The Stockholder shall retain, at all times, the right to vote its Owned Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 2.2 that are at any time or from time to time presented for consideration to Brushy’s stockholders, generally.

2.3 Irrevocable Proxy.

(a) The Stockholder hereby revokes (or agrees to cause to be revoked) any and all proxies that it has heretofore granted with respect to the Owned Shares that conflict with this Agreement. The Stockholder hereby irrevocably appoints each of Brushy and Lilis as attorney-in-fact and proxy, with full power of substitution, for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to (i) vote, express consent or dissent or issue instructions to the record holder of the Owned Shares to vote such Owned Shares in accordance with the provisions of Section 2.2 at any Stockholder Meeting, and (ii) grant or withhold, or issue instructions to the record holder of the Owned Shares to grant or withhold, in accordance with the provisions of Section 2.2, all written consents with respect to the Owned Shares.

(b) The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder) until the Expiration Date and shall not be terminated by operation of any Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 2.4. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2.3 is given in connection with, and granted in consideration of and as an inducement to Brushy, Lilis and Merger Sub entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Stockholder under Section 2.2. Each of Brushy and Lilis covenants and agrees with the Stockholder that such party will exercise the foregoing proxy consistent with the provisions of Section 2.2.

2.4 Termination. This Agreement and the obligations of the Stockholder pursuant to this Agreement shall terminate upon the earlier to occur of (a) the date the Merger Agreement shall have been validly terminated pursuant to its terms, (b) the date of any amendment, modification, change or waiver to any provision of the Merger Agreement that reduces the amount or changes the form of the Merger Consideration (subject to adjustment in accordance with the terms of the Merger Agreement), (c) the date of any amendment, modification, change or waiver to any form of consideration received by Stockholder in the Merger Agreement for which the Stockholder has not given its written consent, in its sole discretion (an “Unconsented Change”), with specific reference to the SOS Warrant, the $500,000 payment specified in Section 6.2(g) of the Merger Agreement, the GF Asset Assignment Agreement, the Equity Investment Note and the ORRI (collectively, the “Stockholder Consideration”), that reduces the amount or changes the form of such Stockholder Consideration, (d) the Effective Time, and (e) the date on which the Brushy Board, pursuant to Section 5.3(c) of the Merger Agreement, effects a Brushy Adverse Recommendation Change (such earlier date, the “Expiration Date”).

2.5 Stockholder Capacity. The parties acknowledge that this Agreement is entered into by the Stockholder in his or its capacity as owner of the Owned Shares and that nothing in this Agreement shall in any way restrict, limit or prohibit any affiliate or representative of the Stockholder from exercising his or her fiduciary duties in his or her capacity as a director of Brushy, if applicable.

    ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE STOCKHOLDER

The Stockholder represents and warrants to Lilis, Merger Sub and Brushy as follows (it being understood that, except where expressly stated to be given or made as of the date hereof only, the representations and warranties contained in this Article III shall be made as of the date hereof, as of the Effective Time and as of the date of each Stockholder Meeting):

3.1 Organization. The Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

3.2 Authorization; Binding Agreement. The Stockholder has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If the Stockholder is an individual, the Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder and, assuming the due authorization, execution and delivery hereof by Lilis, Merger Sub and Brushy, is enforceable against the Stockholder in accordance with its terms.

3.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement to Lilis, Merger Sub and Brushy by the Stockholder does not, and the performance of this Agreement will not, (i) conflict with or violate any Law applicable to the Stockholder or by which the Stockholder is bound or affected, (ii) violate or conflict with the organizational documents of the Stockholder, if applicable, or (iii) except where it would not interfere with the Stockholder’s ability to perform his, her or its obligations hereunder, result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, material amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the property or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement.

(b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not interfere with the Stockholder’s ability to perform his, her or its obligations hereunder.

3.4 Litigation. To the knowledge of the Stockholder or any of its affiliates, as of the date of this Agreement, there is no action, suit, proceeding, investigation, audit or claim underway, pending or threatened before any Governmental Entities against the Stockholder or any of its affiliates or any of their respective properties or assets or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such), or any of their respective partners (in the case of a partnership), or any of their respective members (in the case of a limited liability company), that would materially interfere with the Stockholder’s ability to perform its obligations hereunder. To the knowledge of the Stockholder or any of its affiliates, as of the date of this Agreement, there is no judgment, decree or order against the Stockholder or any of its affiliates, or any of their respective directors or officers (in their capacities as such), in the case of a corporate entity, or any of their respective partners (in the case of a partnership), or any of their respective members (in the case of a limited liability company), that would prevent, enjoin, materially alter or materially delay any of the transactions contemplated by this Agreement, or that would otherwise materially interfere with the Stockholder’s ability to perform its obligations hereunder.

3.5 Title to Shares. As of the date hereof, the Stockholder is, and at all times prior to the Expiration Date will be, the record and beneficial owner of the Owned Shares free and clear of any Liens and with no restrictions on the Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on transfer under the Securities Act. Except to the extent of any Owned Shares acquired after the date hereof (which shall become Owned Shares upon that acquisition), the Owned Shares set forth on opposite the name of the Stockholder on the signature page hereto are the only Shares beneficially owned by the Stockholder on the date hereof. Other than as set forth on the signature page hereto and the Warrant Shares, as of the date hereof, the Stockholder does not beneficially own any (i) shares of capital stock or other voting securities of or ownership interests in Brushy, (ii) securities of Brushy convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in Brushy, or (iii) warrants, calls, options or other rights to acquire from Brushy any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in Brushy.

3.6 Proxy. Except for this Agreement, none of the Owned Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Owned Shares on the date hereof. The Stockholder further represents that any proxies heretofore given in respect of the Owned Shares, if any, are revocable.

3.7 Reliance. The Stockholder understands and acknowledges that Lilis, Merger Sub and Brushy are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

3.8 Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Lilis, Merger Sub or Brushy or any of their respective affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

3.9 Acknowledgement of the Merger Agreement. The Stockholder hereby acknowledges and agrees that the Stockholder has received a copy of the Merger Agreement presented to such Stockholder in substantially final form and has reviewed and understood the terms thereof.

ARTICLE IV

COVENANTS OF THE STOCKHOLDER

4.1 Further Assurances. From time to time, at the request of either of Brushy or Lilis and without additional consideration, the Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as any of Brushy or Lilis may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

4.2 Public Announcements. The Stockholder shall not issue any press release or otherwise make any public statement with respect to the Merger Agreement, this Agreement, the Merger or any other transactions contemplated by the Merger Agreement without the prior written consent of each of Brushy and Lilis, except as may be required by applicable Law or to the Stockholder’s partners, members, investors or prospective investors who are bound by a customary confidentiality agreement.

4.3 No Solicitation of Acquisition Proposals. Subject to Section 2.2, neither the Stockholder nor any of his, her or its officers, directors, managers, members or partners shall, and the Stockholder shall direct and cause his, her or its employees, agents, consultants and representatives not to, directly or indirectly, (a) solicit, initiate or knowingly encourage, knowingly cooperate with any person regarding, or knowingly facilitate (including by way of furnishing material, non-public information) any Acquisition Proposal, or (b) participate in any discussions or negotiations regarding any Acquisition Proposal (but the foregoing will not prohibit the Stockholder or any of his, her or its Representative from making a person aware or otherwise informing such person of the provisions of this Section 4.3).

4.4 Additional Purchases. The Stockholder agrees that any voluntary acquisition of the right to vote or share in the voting of any Shares, Brushy Options or Brushy Warrants other than the Owned Shares shall be subject to the terms of this Agreement to the same extent as if such Shares, Brushy Options or Brushy Warrants constituted the Owned Shares.

4.5 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the shares of Shares by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged.

4.6 Waiver of Appraisal Rights and Actions.  The Stockholder hereby (a) irrevocably waives and agrees not to exercise any and all rights the Stockholder may have as to appraisal, dissent or any similar or related matter with respect to any of the Owned Shares that may arise with respect to the Merger or any of the other transactions contemplated thereby and (b) agrees (i) not to commence or participate in, and (ii) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Lilis, Merger Sub, Brushy or any of their respective affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (B) alleging a breach of any fiduciary duty of Brushy Board in connection with the Merger Agreement or the other transactions contemplated thereby.

ARTICLE V

GENERAL PROVISIONS

5.1 Entire Agreement; Amendments. This Agreement, the Merger Agreement and the other agreements referred to therein constitute the entire agreement of the parties hereto and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

5.2 No Survival of Representations and Warranties. The representations and warranties made by the Stockholder in this Agreement shall not survive any termination of the Merger Agreement or this Agreement.

5.3 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any party to this Agreement (by operation of Law or otherwise) without the prior written consent of the other parties to this Agreement.

5.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner.

5.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The Stockholder agrees that, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Agreement, either of Brushy or Lilis shall be entitled to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. The Stockholder further agrees that none of Lilis, Merger Sub and Brushy or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.5, and the Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.6 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5.7 No Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. None of the parties hereto shall be deemed to have waived any claim available to such party arising out of this Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of such waiving party. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

5.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) the transmitter’s confirmation of a receipt of a facsimile or e-mail transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, (c) the expiration of five Business Days after the day when mailed in the United States by certified or registered mail, postage prepaid, return receipt requested or (d) delivery in Person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Brushy, to:

Brushy Resources, Inc.
300 E. Sonterra Blvd., Suite 1220
San Antonio, Texas 78258
Telephone: (210) 999-5400
Attention: Edward Shaw
E-mail: eds@starboardresources.com

with a copy to (which copy shall not constitute notice):

Whitaker Chalk Swindle & Schwartz PLLC
301 Commerce Street, Suite 3500
Fort Worth, Texas 76102
Telephone: (817) 878-0547
Attention: John R. Fahy
E-mail: jfahy@whitakerchalk.com

if to Lilis or Merger Sub, to:

Lilis Energy, Inc.
216 16th Street, Suite 1350
Denver, Colorado 80202
Telephone: (303) 893-9000
Attention: Ariella Fuchs
E-mail: AFuchs@lilisenergy.com

with a copy to (which copy shall not constitute notice):

K&L Gates LLP
1 Park Plaza, Twelfth Floor
Irvine, California 92616
Telephone: (949) 623-3519
Attention: Michael A. Hedge
E-mail: michael.hedge@klgates.com

If to the Stockholder, to the address set forth on the signature page hereto.

Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 5.8; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

5.9 Headings. The heading references herein are for convenience of reference only and do not form part of this Agreement, and no construction or reference shall be derived therefrom.

5.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.11 Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by each of the parties hereto.

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IN WITNESS WHEREOF, each of Lilis, Merger Sub, Brushy and the Stockholder has executed or has caused this Agreement to be executed by their respective duly authorized officers, him or her, as applicable, as of the date first written above.

LILIS ENERGY, INC.

By:	/s/ Avi Mirman
Name: Avi Mirman
Title: Chief Executive Officer

LILIS MERGER SUB, INC.

By:	/s/ Ariella Fuchs
Name:Ariella Fuchs
Title: Chief Executive Officer

BRUSHY RESOURCES, INC.

By:	/s/ Michael J. Pawelek
Name: Michael J. Pawelek
Title: Chief Executive Officer

IN WITNESS WHEREOF, each of Lilis, Merger Sub, Brushy and the Stockholder has executed or has caused this Agreement to be executed by their respective duly authorized officers, him or her, as applicable, as of the date first written above.

STOCKHOLDER

SOSventures, LLC

Number of Shares: 4,095,756	By:	/s/ Sean O'Sullivan
	Name:	Sean O'Sullivan

	Address:	174 Nassau Street
#300
Princeton, NJ 08542